UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

Pyxis Oncology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40881	83-1160910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue
Boston, Massachusetts		02118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617-221-9059

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PYXS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Medical Officer

On November 28, 2023, Pyxis Oncology, Inc. (the “Company”) announced the appointment of Ken Kobayashi, M.D., F.A.C.P, as Chief Medical Officer, effective as of November 27, 2023 (the “Effective Date”).

Dr. Kobayashi, age 63, brings extensive leadership experience in oncology clinical development and regulatory affairs. Dr. Kobayashi has a deep background as a clinician-scientist, regulator, scientific diplomat, and drug developer across the US, Europe, Latin America, and Japan/Asia. From September 2022 until joining the Company, Dr. Kobayashi served as President at Small Woods Biopharma Consulting, LLC. Additionally, from June 2021 to September 2022, Dr. Kobayashi served as Senior Vice President, Clinical Development, at Kinnate Biopharma (Nasdaq: KNTE), a precision oncology company focused on the discovery, design and development of small molecule kinase inhibitors for difficult-to-treat, genomically defined cancers. Additionally, from March 2019 to June 2021, Dr. Kobayashi served as Vice President, Early Oncology Development and Clinical Research, at Pfizer (NYSE: PFE), a pharmaceutical company. Additionally, from October 2016 to March 2019, Dr. Kobayashi served as Executive Director, Global Oncology Research and Development, at Daiichi Sankyo, Inc. (TSE: DSNKY), a pharmaceutical company. As a senior executive in top-tier pharmaceutical companies, including Pfizer, Daiichi Sankyo, AstraZeneca, Janssen, and Novartis, Dr. Kobayashi has successfully overseen the introduction of more than 28 investigational agents into the clinic and has been directly involved with 60 programs across multiple solid tumor and hematologic malignancy indications, including small molecules, antibody-drug conjugates (“ADCs”), monoclonal antibodies, and tumor vaccines. He has early and late-stage experience, including filing and regulatory review of both investigational new drugs (“INDs”), and new drug applications (“NDAs”). His experience also includes roles at the National Cancer Institute and the Food and Drug Administration. Dr. Kobayashi holds an AB from Washington University in St. Louis, Missouri and a M.D. from Northwestern University Medical School in Chicago, Illinois.

There are currently no arrangements or understandings between Dr. Kobayashi and any other person pursuant to which Dr. Kobayashi will be appointed as Chief Medical Officer of the Company and there are no family relationships between Dr. Kobayashi and any of the Company’s directors or executive officers. There are currently no transactions in which Dr. Kobayashi has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Medical Officer, Dr. Kobayashi entered into an employment agreement with the Company (the “Employment Agreement”) effective as of the Effective Date. Pursuant to the Employment Agreement, Dr. Kobayashi will be paid an annual base salary of $500,000. Following the end of each calendar year, Dr. Kobayashi will be eligible to receive a discretionary annual performance bonus with a target of 40% of his then annual base salary based upon the Board of Directors’ assessment of the Company’s achievement of its performance goals and Dr. Kobayashi’s continued employment with the Company.

Under the terms of the Employment Agreement, in the event that Dr. Kobayashi is terminated by the Company for any reason other than for “Cause” or he terminates his employment for “Good Reason” (each as defined in the Employment Agreement), he will be entitled to receive, upon execution and effectiveness of a release of claims, base salary for a period of nine (9) months and up to nine (9) months of continued health insurance coverage at the Company’s expense.

As an inducement to Dr. Kobayashi's employment, the Company will grant Dr. Kobayashi an option to purchase 1.25% of the Company’s common stock outstanding as of the Effective Date (the "Inducement Grant"). The stock options have a ten-year term. Subject to the approval of the Company’s Board of Directors or it’s Compensation Committee, the Inducement Grant will be granted on or before January 1st, 2024, at the fair market value as determined on the date of the grant based on the closing price of the Company’s common stock on The Nasdaq Global Market. The option to purchase 1.00% of the Company’s common stock outstanding will vest over four years with 25% vesting on the first anniversary of the Effective Date and the remaining shares vesting monthly over the 36-month period thereafter, subject to continued employment with the Company through the applicable vesting dates. The remaining option to purchase 0.25% of the Company’s common stock outstanding will vest upon Dr. Kobayashi’s achievement of negotiated milestones. The Inducement Grant will be issued pursuant to the Company’s 2022 Inducement Plan, and in accordance with Nasdaq Listing Rule 5635(c)(4).

The foregoing summary of certain terms of the Employment Agreement are qualified in their entirety by the terms of the Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

In addition, Dr. Kobayashi will enter into an indemnification agreement with the Company, the form of which was filed with the Securities and Exchange Commission (the "SEC") as Exhibit 10.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-259627) on October 4, 2021, pursuant to which the Company may be required, among other things, to indemnify Dr. Kobayashi for certain expenses (including reasonable attorneys’ fees), judgments, fines, penalties, excise taxes and settlement amounts actually and reasonably incurred by his in any action or proceeding arising out of his service as an officer of the Company.

A copy of the Company’s press release announcing Dr. Kobayashi’s appointment as Chief Medical Officer attached hereto as Exhibit 99.1 and shall be deemed furnished and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
10.1*^+	Employment Agreement between Pyxis Oncology, Inc. and Ken Kobayashi, M.D.
99.1	Press Release dated November 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Portions of this exhibit have been redacted in accordance with Item 601(b)(10) of Regulation S-K. The omitted information is not material and is the type that the registrant treats as private or confidential.

^

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

+	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pyxis Oncology, Inc.

Date:	November 28, 2023	By:	/s/ Pamela Connealy
Pamela Connealy Chief Financial Officer and Chief Operating Officer